Exhibit 10.15

VALUE ADDED RESELLER AGREEMENT

BETWEEN

CEDARA SOFTWARE CORP. d/b/a MERGE OEM,

an Ontario corporation having its principal offices at

6509 Airport Road, Mississauga, ON, CANADA

(hereinafter referred to as “Merge OEM”)

and

Merrick Healthcare Solutions, LLC, d/b/a Olivia Greets,

a Delaware limited liability company, having its principal offices at

212 E. Lincolnway, Suite 202,

Valparaiso, IN 46383

(hereinafter referred to as “VAR”)

RECITALS

WHEREAS, Merge OEM is a developer and distributor of software for use in medical imaging systems;

AND WHEREAS VAR is a provider of a platform that enables anywhere, anytime, global virtual greeting and concierge;

AND WHEREAS, VAR and Merge OEM wish to establish a legal relationship under which Merge OEM will license certain software products to VAR which VAR will incorporate with its own technology and market the resulting solution(s), and upon request from VAR, Merge OEM may provide various related support, training, development and other services;

NOW THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto have decided to enter into this value added reseller agreement, dated and effective from the 30th day of March, 2009 (the “Effective Date”), under the terms and conditions set forth below:

1.	STANDARD DEFINITIONS

a.	Definitions

1.
“Agreement” means this Agreement, including the Schedules to this Agreement, and any Statements of Work made hereunder, as amended or supplemented from time to time, and the expressions “hereof”, “herein”, “hereto”, “hereunder”, “hereby” and similar expressions refer to this Agreement and to any particular Section or other portion of this Agreement.

2.	“Business Day” means Monday to Friday except any statutory holiday observed in the Province of Ontario and “Business Hour” means each hour from 9:00 am to 5:00 pm E.S.T. during a Business Day.

3.	“Confidential Information” has the meaning attributed to it in Section 12.1.

4.	“Custom Engineering Services” means the custom engineering services offered by Merge OEM to VAR in accordance with Schedule B and the applicable Statement of Work.

5.
“Documentation” means all documentation which facilitates the use of the Merge OEM Software, and any changes, corrections, updates, or enhancements subsequently made to such documentation and provided to VAR under the terms of this Agreement.

6.	“Effective Date” has the meaning attributed to it in the Recitals above.

7.	“End User” means any person or legal entity that is granted rights to a Solution for use in processing its own data in the normal course of its business activities.

8.
“Merge OEM Platform” means any and all software (including the Merge OEM Software), systems, tools, utilities, reports, data bases, methodologies, specifications, techniques, inventions, discoveries, ideas, trade-secrets, know-how, and all other products, materials and proprietary information, and all intellectual property rights therein, either owned by or in control of Merge OEM prior to the Effective Date or developed or acquired by Merge OEM during the Term independent of this Agreement.

9.	“Merge OEM Software” means the application source code to Cedara WebScheduler™ v1.1 and the Underlying Technologies in binary format necessary to run the application.

10.	“Parties” means Merge OEM and VAR collectively and “Party” means either of them.

11.	“Professional Services” means the professional support services offered by Merge OEM to VAR in accordance with Schedule C.

12.	“Solution(s)” means a technology solution developed through the integration of the Merge OEM Software with VAR’s proprietary technology.

13.
“Statement of Work” means a written statement, signed by both Parties, describing any Custom Engineering Services and any corresponding (i) fees and payment terms, (ii) deliverables, and (iii) other terms and conditions relating to a specific Custom Engineering Services project.

14.	“Term” means the period specified in Section 6.

15.	“Territory” means worldwide.

16.	“Underlying Technologies” are defined herein to include the MergeCOM-3™ libraries and Cedara OpenEyes™.

17.	“Work Product” means all incremental results, whether tangible or intangible, developed by Merge OEM under the scope of any Custom Engineering Services.

2.	BUSINESS TERMS

a.	Merge OEM Software License

i. Software License Terms

Merge OEM hereby grants to VAR a perpetual, non-exclusive, non-transferable license to:

1.	use the Merge OEM Software to develop Solutions;

2.	market and sell licenses to End Users to use Solutions which have been built upon the Merge OEM Software;

3.	make and use copies of the Merge OEM Software to demonstrate Solutions, provided that each such copy shall be installed only on a single workstation; and

4.	use and distribute the Documentation in support of the foregoing grant of rights.

ii. License Restrictions

The rights to the Merge OEM Software granted by Merge OEM to VAR under this Agreement are subject to the following restrictions:

1.	VAR shall not license, sell, distribute or otherwise transfer the Merge OEM Software to any third party except in object code form as an integrated component of a Solution;

2.
VAR shall not, and shall not permit any third party to modify, adapt, alter, translate, copy (except for backup purposes) or otherwise use the Merge OEM Software or Documentation except as expressly permitted in this Agreement, and any permitted modifications, adaptations, alterations, translations or copies shall be owned by Merge OEM;

3.
Solutions may only be distributed subject to the terms and conditions of an End User agreement as specified in Section 2.1.3, and, except as expressly permitted in this Agreement, VAR shall not transfer or assign the rights granted to it under this Agreement;

4.
VAR shall not make any false or misleading representations to End Users or others regarding Merge OEM or the Merge OEM Software including, without limitation, any representations, warranties or guarantees with respect to the specifications, features or capabilities of the Merge OEM that are not consistent with the most current version of the Documentation supplied by Merge OEM to VAR;

5.
VAR shall obtain any governmental approvals required to distribute the Solutions and to discharge its obligations set forth in this Agreement. In addition, VAR will obtain any required qualifications as soon as practicable under the applicable governmental requirements in the Territory. Merge OEM agrees to use commercially reasonable efforts to assist VAR in obtaining such approvals or qualifications;

6.	VAR shall take all necessary measures to ensure that all employees, agents and other parties under its direction and control adhere to the terms and conditions of this Agreement; and

7.	Merge OEM shall have the right of first refusal to license the Merge OEM Software to manufacturers and distributors of medical imaging solutions.

iii. End User Agreement

VAR shall enter into an agreement with each End User, and shall include provisions in such agreement that are at a minimum as protective to Merge OEM as the following:

1.	each license shall be valid only for a single workstation identified by a serial number. The license may be transferred to another identified workstation upon prior written consent of Merge OEM;

2.
End Users may use the Merge OEM Software only for their own internal business purposes in connection with the identified workstation and in accordance with the Documentation, and may not sell, rent, lease, license, time share or otherwise transfer or provide access to the Merge OEM Software to any third parties;

3.	End Users shall take all reasonable precautions to keep the Merge OEM Software and Documentation confidential;

4.
End Users may not reproduce (except for backup copies), modify, adapt, alter, translate, reverse engineer, decompile, disassemble the Merge OEM Software or otherwise render the Merge OEM Software into human readable form in order to gain access to the Merge OEM Software source code in any way, or to produce any work derived from the Merge OEM Software or translate or create other versions of the Merge OEM Software;

5.
End Users shall acknowledge that ownership of the copyright and all other intellectual property rights in the Merge OEM Software remain exclusively with Merge OEM or its suppliers and shall not modify or remove any copyright or other proprietary rights notices in or on the Merge OEM Software or Documentation; and

6.	Merge OEM shall have no liability to the End User for any express or implied warranties or any indirect, incidental, special, punitive or consequential damages.

VAR’s failure to enforce the terms of the End User agreement shall constitute a breach of this Agreement.

iv. License Fees

In consideration of the grant of rights to the Merge OEM Software set forth herein, VAR agrees to pay the license fees set forth in Schedule A.

v. Temporary Licenses

Merge OEM agrees to grant to VAR an unlimited number of temporary licenses to the Merge OEM Software (“Temporary Licenses”) to be used by VAR strictly for integration with Solutions for the purpose of internal testing or demonstration. Temporary Licenses may not be sub-licensed, sold, distributed or otherwise transferred to any third party.

b.	Custom Engineering Services

Custom Engineering Services are offered at an hourly rate of $150.

c.	Professional Services

Professional Services are offered are the rates set forth in Schedule C.

d.	Training

At VAR’s request, Merge OEM will provide technical and applications training to VAR which may require VAR to send one or more persons to Toronto, Canada. All training programs offered by Merge OEM are designed as “train-the-trainer” courses and are intended for deployment and application specialists as well as the first-line support staff.

VAR will submit training requests to Merge OEM through the OEM-Support@Merge.com email address.

The fees for training are set forth in Schedule C.

3.	ORDERING AND PAYMENT TERMS

a.	Ordering

VAR shall order licenses to the Merge OEM Software by submitting a written approved purchase order to Merge OEM’s designated representative in a form acceptable to Merge OEM via email to: OEM-Accounts@Merge.com, or via Fax [__________] Attention Account Co-ordinators. VAR’s purchase order or other document submitted to Merge OEM shall be governed by the terms and conditions of this Agreement, and nothing contained in such purchase order or other document will in any way modify the terms and conditions of this Agreement, or add any terms or conditions to this Agreement.

b.	Taxes

Fees do not include applicable taxes or import duties. VAR shall pay such taxes or duties either directly or when invoiced by Merge OEM, or shall supply appropriate tax exemption certificates in a form satisfactory to Merge OEM.

c.	Payment

Unless otherwise indicated, Merge OEM invoices will be payable to Merge OEM at its head office in Ontario, Canada immediately upon receipt by VAR. Any payment not paid on its due date shall bear interest from the date payment is due until paid at the lesser of either a monthly compounded interest rate of 1.5% (19.56% per annum) or the highest interest rate allowed at law. VAR agrees to reimburse Merge OEM for all reasonable costs and expenses incurred by Merge OEM in enforcing payment.

Payments are to be made by wire transfer or electronic payment through the Automated Clearing House (ACH) to Merge OEM according to the terms specified herein, using all of the following banking information exactly as shown:

First Deposit to:
Name of Receiving Bank:	[_______________]
Fedwire ABA:# [_______________]
Beneficiary Bank	[_______________]
SWIFT code:	[_______________]
Beneficiary Name:	Cedara Software Corp.
Account #:	#[_______________]
Alternatively, payment can be made by Cheque payable to Merge OEM Software Corp.
Cheques will be mailed or couriered to:	Merge OEM P.O. Box 9436 Postal Station A Toronto, ON CANADA M5W 4E1 Attn: Finance Department Phone: [_______________]

d.	Currency

All monetary amounts in this Agreement shall be in US dollars, unless expressly stated to the contrary.

4.	RECORDS AND AUDIT

VAR will maintain written records of all copies made by VAR of the Merge OEM Software, or any portions thereof, and of all sublicenses of the Merge OEM Software, and on written notice by Merge OEM, VAR will provide a copy of such records to Merge OEM for inspection.  Merge OEM will have the right to direct a qualified agent to verify VAR’s compliance with the terms of this Agreement. The audit will occur during normal business hours and at Merge OEM’s expense, unless the audit reveals that VAR is not in material compliance with this Agreement, in which case VAR will pay all expenses associated with the audit and will immediately pay to Merge OEM the fees for any unauthorized copies of the Merge OEM Software based on Merge OEM’s product transfer price list from the later of the date of the last audit or the Effective Date of this Agreement.

5.	PROPRIETARY RIGHTS

a.	Merge OEM Platform

The Merge OEM Platform shall be owned at all times by Merge OEM or its suppliers, and except as expressly provided for in this Agreement, Merge OEM reserves all right, title and interest therein.

b.	Work Product

All right, title and interest in and to any Work Product which constitutes an enhancement or modification to or derivative of the Merge OEM Platform, including software translations, shall be owned exclusively by Merge OEM or its suppliers, as indicated by Merge OEM. Ownership of any other Work Product shall be agreed to by Parties pursuant to the applicable SOW, provided that if they Parties do not agree to ownership pursuant to a particular SOW, Merge OEM shall be deemed the exclusive owner of any Work Product developed thereunder. To the extent that any Merge OEM-owned Work Product forms part of a Solution, Merge OEM hereby grants to Customer a license to use such Work Product subject to the terms and conditions set forth in Section 2.2.

c.	Solution

Subject to Sections 5.1 and 5.2, VAR shall own all right, title and interest in and to the Solutions.

6.	TERM AND TERMINATION

a.	Term of the Agreement

This Agreement will commence on the Effective Date and will continue in effect until terminated in accordance with Section 6.2. Thereafter, neither Party shall have any further obligation to the other under this Agreement except for those obligations which are expressly stated to survive.

b.	Termination

i. Termination for Cause

This Agreement and the Merge OEM Software licenses granted herein may be terminated immediately by Merge OEM if:

1.
VAR ceases to carry on business in the normal course, becomes or is declared insolvent or bankrupt, is subject to any proceeding relating to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, makes a general assignment for the benefit of all or substantially all of its creditors, or enters into an agreement for the composition, extension or readjustment of all or substantially all of its obligations; or

2.	VAR is in breach of this Agreement and such breach has continued uncured for a period of 10 days after receiving written notice of said breach.

ii. Procedure on Termination

Upon expiration or termination of this Agreement for any reason, VAR shall:

1.	promptly cease representing, quoting, selling, sublicensing or otherwise using the Merge OEM Software (including as part of the Solutions);

2.	promptly return to Merge OEM all copies of the Merge OEM Software and Documentation in VAR’s possession or control; and

3.	pay all outstanding invoices or amounts owing to Merge OEM which will become immediately due and payable on notice of termination.

Termination and the foregoing remedies will be in addition to, and not in lieu of, any other remedies that Merge OEM may have at law or in equity and shall not relieve VAR of liability for any breach of contract occurring prior to the effective date of termination.

iii. Non-Termination of End User Licenses

Notwithstanding the termination or expiration of this Agreement, all End User licenses granted by VAR prior to such termination or expiration shall continue to be in full force and effect, subject to their terms.

7.	BRANDING

a.	Trademark License

Merge OEM grants to VAR a non-exclusive license to use the Merge OEM trademarks, logos, symbols, designs and other designations or brands (the “Merge OEM Marks”) in connection with the marketing of the Solutions. Use of the Merge OEM Marks by VAR will be subject to policies established by Merge OEM from time to time during the Term, including, but not limited to:

1.	VAR agrees that it will not use any Merge OEM Marks in a manner likely to cause confusion with, dilute or damage the goodwill, reputation or image of Merge OEM or the Merge OEM Software;

2.
the use of any Merge OEM Marks by VAR or End Users does not transfer to VAR or End Users any further right, title, or interest in or to the Merge OEM Marks and all such use and associated goodwill shall inure to the benefit of Merge OEM; and

3.
VAR shall not register or attempt to register any Merge OEM Marks or any mark confusingly similar with a mark belonging to Merge OEM or its suppliers. Merge OEM reserves the right to inspect VAR’s use or display of the Merge OEM Marks from time to time to ensure that such use or display is in accordance with the terms of this Agreement.

b.	Copyright and Trademark Notices

VAR shall brand and market the Solutions using its own trademarks, logos, symbols, designs and other designations. Notwithstanding the foregoing, VAR shall not alter, remove or obscure any Merge OEM copyright, trade-mark or other proprietary rights notices which are incorporated in the Merge OEM Software. The cure period set forth in Section 6.2.1(b) shall not apply to any breach of this Section 7.

8.	INDEMNITIES

a.	Intellectual Property Rights Indemnities

Merge OEM will defend, indemnify and hold harmless VAR, and its directors, officers and employees, from any claims, losses, damages, penalties, judgments and liabilities, including all reasonable related costs and expenses, arising in connection with any action or claim that the Merge OEM Software infringes any third party copyright or trade secrets, provided that (i) VAR cooperates with Merge OEM’s reasonable requests for assistance in the defence; and (ii) Merge OEM controls the defence, negotiation and settlement of any such claim.

b.	VAR Remedies

In addition to any and all remedies provided under Section 8.1 above, if VAR cannot use the Merge OEM Software because a court of final appeal has held that its use constitutes an infringement of a third party’s intellectual property rights, Merge OEM will, in its sole discretion and as VAR’s sole recourse, provide VAR with one of the following remedies:

1.
without impairing Merge OEM Software functionality or performance in any material adverse way, (i) modify the infringing portion of the Merge OEM Software so that it is non-infringing or (ii) replace the Merge OEM Software with equally suitable, non-infringing components; or

2.	procure for VAR the right to continue to use the infringing Merge OEM Software.

c.	Exclusion

Merge OEM will have no liability to VAR with respect to any claim of intellectual property rights infringement to the extent caused by (i) unauthorized modifications to the Merge OEM Software or combination of the Merge OEM Software with non-Merge OEM products; (ii) continued use of the infringing Merge OEM Software after notification has been given of the alleged infringement; or (iii) failure to use modifications to the Merge OEM Software supplied by Merge OEM that would have avoided the infringement.

d.	Distribution of Solution

VAR agrees to defend, indemnify and hold harmless Merge OEM and its affiliates, and each of their respective directors, officers, employees, contractors, agents and suppliers, from any claims, liabilities or damages, and related costs and expenses, arising out of or related to VAR’s use or distribution of the Merge OEM Software that is in breach of the terms and conditions of this Agreement or any action or claim that any component of the Solution, with the exception of the Merge OEM Software, infringes any third party intellectual property rights, provided that (i) Merge OEM cooperates with VAR’s reasonable requests for assistance in the defence; and (ii) VAR controls the defence, negotiation and settlement of any such claim.

e.	Notice

Each Party will promptly provide the other with written notice of any claim or information that might lead to a claim for indemnity under this Section 8. Failure by the Party seeking indemnity to notify the indemnifying Party of such claim or information, which results in the indemnifying Party being materially prejudiced, will relieve the indemnifying Party of its liability under this indemnity provision.

9.	NON-SOLICITATION

Until this Agreement expires or is terminated, and for a period of one year following, neither Party shall hire, employ, retain or solicit any person who is an employee, officer, director or full-time independent contractor of the other Party and who, but for this Agreement, would otherwise be unknown to that Party. The Parties acknowledge that in view of the recruitment difficulties, costs of training staff in the computer industry and the highly sensitive nature of intellectual property rights of both Parties, this restriction is reasonable.

10.	REPRESENTATIONS AND WARRANTIES

a.	General Representations and Warranties

Each Party represents and warrants to the other that:

1.	it is not a party to any agreement or business relationship that prevents it from carrying out its obligations under this Agreement;

2.	it has the right and full corporate power to enter into this Agreement;

3.	this Agreement creates legal, valid and binding obligations on it and is enforceable against it in accordance with its terms; and

4.	it will discharge all of its duties and obligations hereunder in a proper, efficient and business-like manner using persons with skills and experience appropriate to their function.

b.	Software Warranty

Merge OEM warrants that, for a period of 90 days following the date of delivery of the master copy to VAR, the Merge OEM Software will conform in all material respects to its specifications in the Documentation, and the media on which the Merge OEM Software is contained will be free of defects in materials and workmanship. Merge OEM will use reasonable commercial efforts to remedy any material non-conformity with respect to the Merge OEM Software that is discovered and made known to Merge OEM by VAR during the warranty period by either replacing the defective copy of the Merge OEM Software without charge to VAR or by using its reasonable commercial efforts, without charge to VAR, to correct the defects. The preceding warranty shall not apply for any non-conformity that results from operator error or hardware failure; failure to follow the procedures outlined in the Documentation or otherwise supplied by Merge OEM; modifications made to the Merge OEM Software by any person or entity other than Merge OEM; modifications made to the hardware or operating system that are outside of the scope of the recommended configuration specified in the Documentation; or problems caused by failure to maintain the computer system site in accordance with guidelines provided by Merge OEM, or the hardware supplier. The foregoing shall constitute the exclusive remedy of VAR, and Merge OEM’s sole liability, with respect to this Section 10.2.

c.	Disclaimer

THE WARRANTIES SET FORTH IN THIS SECTION 10 ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES OR CONDITIONS, WHETHER EXPRESS OR IMPLIED AND WHETHER ARISING BY STATUTE OR OTHERWISE IN LAW, OR FROM A COURSE OF DEALING OR USAGE OF TRADE, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OR CONDITIONS OF SATISFACTORY QUALITY, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MERGE OEM MAKES NO WARRANTY THAT THE MERGE OEM SOFTWARE OR DOCUMENTATION IS FREE OF THIRD PARTY CLAIMS OF INFRINGEMENT OR MISAPPROPRIATION OF INTELLECTUALLY PROPERTY RIGHTS OR THAT USE OF MERGE OEM SOFTWARE WILL BE UNINTERRUPTED OR ERROR FREE, AND MERGE OEM DISCLAIMS ANY LIABILITY FOR LOSS OF DATA WHICH MAY RESULT FROM USE OF THE MERGE OEM SOFTWARE. VAR ASSUMES ALL RESPONSIBILITY FOR THE SELECTION OF THE MERGE OEM SOFTWARE TO ACHIEVE VAR’S INTENDED RESULTS, AND FOR THE OPERATION, USE AND RESULTS OF THE MERGE OEM SOFTWARE.

11.	LEGAL RISK MANAGEMENT

a.	Pre-GMA

IN CIRCUMSTANCES WHERE THE MERGE OEM SOFTWARE SHIPPED TO CUSTOMER HAS NOT BEEN GENERALLY MADE AVAILABLE (“PRE-GMA”) (FOR EXAMPLE, EVALUATION SOFTWARE PRODUCTS), CUSTOMER ACKNOWLEDGES AND AGREES THAT SUCH PRE-GMA MERGE OEM SOFTWARE HAS NOT BEEN TESTED OR APPROVED FOR COMMERCIAL OR OPERATIONAL RELEASE OTHER THAN FOR CLINICAL EVALUATION (WHERE APPLICABLE) IN A CONTROLLED ENVIRONMENT AND THAT IT IS TO BE USED FOR EVALUATION PURPOSES ONLY WITH THE HIGHEST POSSIBLE STANDARD OF CARE.

b.	Advisory Device

VAR ACKNOWLEDGES THAT THE MERGE OEM SOFTWARE IS AN ADVISORY DEVICE AND IS NOT DESIGNED TO SUBSTITUTE FOR THE PRIMARY DEFENCES AGAINST DEATH OR INJURY DURING SURGICAL, MEDICAL LIFE SUPPORT OR OTHER POTENTIALLY HAZARDOUS APPLICATIONS WHICH WILL CONTINUE TO BE THE SKILL, KNOWLEDGE AND EXPERIENCE OF THE USERS OF THE MERGE OEM SOFTWARE AND THE SOLUTIONS.

VAR AGREES THAT IT SHALL REQUIRE EACH END USER TO ACKNOWLEDGE THE FOREGOING DISCLAIMER.

c.	Legal Risk Management

EACH OF THE PARTIES AGREES THAT THE LIMITATIONS OF LIABILITY SET FORTH IN THIS SECTION ARE FAIR AND REASONABLE IN THE COMMERCIAL CIRCUMSTANCES OF THIS AGREEMENT AND THAT IT WOULD NOT HAVE ENTERED INTO THIS AGREEMENT BUT FOR THE OTHER PARTY’S AGREEMENT TO LIMIT ITS LIABILITY IN THE MANNER, AND TO THE EXTENT, PROVIDED FOR HEREIN. SAVE AND EXCEPT FOR CLAIMS ARISING FROM BREACH OF RESTRICTIONS ON USE AND DISTRIBUTION OF THE MERGE OEM SOFTWARE, BREACH OF PAYMENT OBLIGATIONS, BREACH OF THE CONFIDENTIALITY OBLIGATIONS OR CLAIMS FOR WHICH AN INDEMNITY HAS BEEN PROVIDED UNDER THIS AGREEMENT, THE PARTIES AGREE THAT:

1.	Limitation of Liability.

EACH OF THE PARTIES’ AND THEIR RESPECTIVE AFFILIATES’ AND SUPPLIERS’ LIABILITY TO THE OTHER FOR ANY AND ALL DIRECT, COMPENSATORY LOSS OR DAMAGES, UNDER ANY THEORY OF LAW OR EQUITY, WHETHER FOR BREACH OF CONTRACT, TORT OR OTHERWISE, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE INTENDED FULFILLMENT OF ANY OF ITS OBLIGATIONS UNDER THIS AGREEMENT, SHALL BE STRICTLY LIMITED IN THE AGGREGATE TO THE AMOUNTS ACTUALLY PAID BY VAR UNDER THIS AGREEMENT;

2.	Punitive Damages.

NEITHER PARTY SHALL SEEK, APPLY FOR OR OTHERWISE CLAIM ANY EXEMPLARY, AGGRAVATED OR PUNITIVE DAMAGES WHATSOEVER, OR HOWSOEVER INCURRED, IN CONNECTION WITH THIS AGREEMENT OR ITS SUBJECT MATTER;

3.	Exclusion of Indirect Damages, etc.

UNDER NO CIRCUMSTANCES WILL EITHER PARTY OR ITS AFFILIATES OR SUPPLIERS BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, COMPENSATION OR LOSS OF PROFITS, ANTICIPATED REVENUE, SAVINGS OR GOODWILL, OTHER ECONOMIC LOSS OF THE OTHER PARTY OR ANY COSTS, EXPENSES OR INTEREST RELATED THERETO, UNDER ANY THEORY OF LAW OR EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, OR EVEN IF ADVISED OF THE POSSIBILITY THEREOF; AND

4.	Fundamental or Essential Breach.

THIS SECTION SHALL APPLY EVEN IN THE EVENT OF A BREACH OF CONDITION, A BREACH OF AN ESSENTIAL OR FUNDAMENTAL TERM, OR AN ESSENTIAL OR FUNDAMENTAL BREACH OF THIS AGREEMENT.

12.	CONFIDENTIALITY

a.	Definition

In this Section, “Confidential Information” means all information that the disclosing Party designates as confidential or which ought to be considered as confidential from its nature or from the circumstances surrounding its disclosure, including without limitation all regulatory, commercial, financial, administrative and technological information of either Party and any information concerning this Agreement, but does not include information which:

1.	is known to the receiving Party before receipt from the other Party, as substantiated by cogent and reliable evidence;

2.	is disclosed to the receiving Party in good faith by a third party who had a right to make such disclosure;

3.	is made public by the originating Party, or is established to be a part of the public domain otherwise than as a consequence of a breach by the receiving Party of its obligations hereunder; or

4.	can be substantiated, based on cogent and reliable evidence, to have been independently developed by the receiving Party.

b.	Limited Use

All Confidential Information of each Party shall be used by the other Party strictly and only for the purposes in this Agreement.

c.	Reasonable Care

Each Party shall hold all Confidential Information of the other Party in confidence strictly for, and on behalf of the other Party and treat the Confidential Information of the other Party as it does its own valuable and sensitive information of a similar nature and, in any event, with not less than a reasonable degree of care.

d.	Obligations of the Parties

Each Party shall have an obligation to prevent the other Party’s Confidential Information in its possession or control from being misappropriated, or wrongfully communicated by any employee, consultant or other person under the obliged Party’s control. If the receiving Party is required by a court or government authority to disclose Confidential Information, the receiving Party will provide the disclosing Party with prompt notice, including the circumstances of such requirement, so that the disclosing Party may seek an appropriate protective order, and will reasonably cooperate with the disclosing Party in an action by the disclosing Party to obtain an appropriate protective order. Upon termination of this Agreement, each Party shall, at the direction of the other Party, promptly return or destroy the other Party’s Confidential Information.

e.	Exclusions

Any new features, functionality, corrections, or enhancements for the Merge OEM Software suggested by VAR shall be free from any confidentiality restrictions that might otherwise be imposed upon Merge OEM pursuant to Section 12, and may be incorporated into the Merge OEM Software by Merge OEM. VAR acknowledges that any Merge OEM software products which incorporate any such new features, functionality, corrections or enhancements shall be the sole and exclusive property of Merge OEM.

13.	GENERAL

a.	Governing Law

The construction, validity and performance of this Agreement will be governed by the laws of the Province of Ontario without reference to conflict of laws principles. The Parties agree to attorn to the exclusive jurisdiction of the courts of the Province of Ontario for the conduct of any legal proceedings under, or related to, this Agreement.

b.	Sale of Goods Act

This Agreement shall not be governed by either the provisions of the International Sale of Goods Act or the United Nation’s Convention for Contracts on the International Sale of Goods, regardless of that Convention’s legal or statutory adoption by any jurisdiction.

c.	Assignment; Change of Control

No assignment of this Agreement by VAR may be made without the prior written consent of Merge OEM. Subject to the foregoing sentence, this Agreement will be binding upon and inure to the benefit of the Parties’ successors and permitted assigns. Any purported assignment in violation of this provision shall be null and void. In the event of a change of control of VAR where a competitor of Merge OEM becomes the majority holder of the voting stock of VAR, VAR shall forfeit its rights to use the Underlying Technologies of the Merge OEM Software in the healthcare market space effective on the date that is 6 months from the date that the change of control takes effect.

d.	Notices

Any notice required or permitted by this Agreement will be in writing and will be personally delivered or will be sent by fax, email, courier or prepaid registered mail or certified mail, return receipt requested, addressed to the other Party at the address below. Such notice will be deemed to have been given upon delivery if delivered in person or by mail, or at the time the fax message has been confirmed as having been sent.

To Merge OEM:
Merge OEM 6509 Airport Road Mississauga, Ontario L4V 1S7 CANADA Fax: [_______________] Attention: VP of Operations, with a copy to the attention of Corporate Counsel
To VAR:
Merrick Healthcare Solutions, LLC D/B/A Olivia Greets 212 E. Lincolnway, Suite 202 Valparaiso, IN 46383 USA Fax: email: legaf@oliviagreets.com Attention: Legal Department
e.	Public Notices

Either Party may issue a press release publicizing this Agreement, provided that such press release shall be subject to the approval of the other Party, to be evidenced in writing, with respect to the content and timing. Subject to the foregoing, neither Party will use the other Party’s name in any publicity, publication, announcement, marketing or press release or otherwise make use of its association with the other Party or this Agreement, without the other Party’s written consent.

f.	Case Study

VAR agrees that Merge OEM may devise a case-study of any Custom Engineering Services projects, and may use such case-study for marketing of its engineering services to third parties. Merge OEM agrees to provide VAR with access to the results of such case-study.

g.	Entire Agreement

This Agreement, including the Schedules listed below and any Statements of Work made hereunder, constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings, collateral, oral, or otherwise. No modification of this Agreement shall be binding upon the Parties to this Agreement unless in writing and executed by an authorized signing officer for each of the Parties.

In the event of conflict or inconsistency between the provisions of this Agreement and any of the Schedules or Statements of Work made hereunder, or any other document incorporated by reference herein, the terms of this Agreement shall prevail, unless in the case of any Statement of Work, the Parties expressly state that any terms contained therein are to prevail over any inconsistent terms contained in the provisions of this Agreement.

The Schedules to this Agreement are:

Schedule A: Fees

Schedule B: Custom Engineering Services

Schedule C: Professional Services

h.	Amendments

Any amendment or modification of any provision of this Agreement must be in writing, dated and signed by a duly authorized representative of each Party hereto.

i.	Force Majeure

Neither Party shall be liable for any failure or delay in its performance under this Agreement due to causes of force majeure, including without limitation, fires, floods, storms, earthquakes, civil disturbances, or labour matters, provided that VAR shall continue to be obligated to pay any fees that have accrued up until the event of force majeure.

j.	No Waiver

No failure on the part of any Party to this Agreement to exercise, and no delay in exercising any right, power or single or partial exercise of any right, power or remedy by any Party will preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

k.	Counterparts and Delivery

This Agreement may be executed by the Parties in counterparts and may be executed and delivered by facsimile or by email if an original version is signed and sent as a PDF document and all such counterparts, facsimiles and emails, as the case may be, shall together constitute one and the same agreement.

l.	Severability

If any provision of this Agreement is declared invalid or unenforceable by a court of competent jurisdiction, that provision shall be deemed to be severed from the Agreement, and the remaining provisions shall not be affected.

m.	Legal Relationship

The Parties to this Agreement are independent contractors and separate entities. No other legal relationship is intended or implied. Except as specifically specified in this Agreement, neither Party will be responsible for acts of the other Party or its agents or employees and neither Party will assume or create any obligation in the name of or on behalf of the other Party.

n.	Export Control

VAR agrees to comply with the export laws and regulations of Canada and the United States of America in exercising the rights granted to it under this Agreement in respect of the Merge OEM Software.

o.	Amicable Resolution

The Parties agree that prior to commencing any legal court action, they shall make good faith efforts to amicably resolve any disputes or claims arising out of or relating to this Agreement.

p.	Survival

Sections 1, 3.2, 3.3, 3.4, 4, 5, 6.2.2, 6.2.3, 8, 9, 10, 11, 12 and 13 will survive termination of this Agreement.

IN WITNESS WHEREOF the Parties hereto have executed this Agreement by their duly authorized representatives:

MERRICK HEALTHCARE SOLUTIONS, LLC, D/B/A OLIVIA GREETS: /s/ Jeffrey G. Bennett	MERGE OEM:
Signature Jeffrey G. Bennett	Signature
Name Managing Director – Merrick Ventures	Name
Title 3/31/2009	Title
Date	Date